UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report             November 12, 1997


                           TOWN & COUNTRY CORPORATION
             (Exact name of Registrant as specified in its charter)

                         Commission File Number: 0-14394

         Massachusetts                                      04-2384321
         -------------                                      ----------
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                               Number)

                  25 Union Street, Chelsea, Massachusetts 02150
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (617) 884-8500



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ITEM 2.  Acquisition or Disposition of Assets

On November 12, 1997, the Company completed the sale of its preferred stock investment in Solomon Brothers, Limited, a Bahamian company, to Curlew Holdings Limited, 100% of which is beneficially owned by Mr. Fane Solomon. Mr. Solomon is the principal shareholder and former officer and director of Solomon Brothers, Limited.

The sale was for approximately $2.8 million. The Company had carried this investment on its books at cost, approximately $13.7 million. This transaction has resulted in the Company recording a loss on the sale of assets of approximately $10.9 million.


ITEM 3.  Bankruptcy or Receivership

On November 17, 1997, Town & Country Corporation (the "Company") filed a voluntary petition for relief (the "Petition") under Chapter 11 Title 11 of the United States Code, as amended, with the United States Bankruptcy Court for the District of Massachusetts. The Company is in possession of its property and is maintaining and operating its business as a debtor-in-possession pursuant to the provisions of Title 11. A copy of the press release issued by the Company on November 17, 1997, in connection with the Petition is filed as an Exhibit hereto and incorporated herein by reference.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         c)  Exhibits
                2.1 Deed of Transfer of Personalty and Deed of Release Indemnity and Covenant not to sue between Town & Country Corporation, Curlew Holdings Limited and Fane Solomon.

                2.2    Press Release, dated November 17, 1997, by the Registrant




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     TOWN & COUNTRY CORPORATION
                                                            (Registrant)


Date:  November 24, 1997                             /s/ Veronica M. Zsolcsak
                                                     ---------------------------
                                                     Veronica M. Zsolcsak
                                                     Chief Financial Officer and
                                                     Treasurer